Exhibit 99.1

IIOT-OXYS, Inc.'s Partner, Aingura IIoT, S.L., Wins Spanish Structural Health Monitoring Tender – A Successful Collaboration Continues

CAMBRIDGE, MA / ACCESSWIRE / October 18, 2021 / IIOT-OXYS, Inc. (OTC PINK:ITOX) announced its partner, Aingura IIoT, S.L. won a Spanish Structural Health Monitoring (SHM) tender.

Cliff Emmons, CEO of IIOT-OXYS, Inc., stated, "I'm pleased to extend congratulations to our partner Aingura IIoT, S.L. for winning a multiphase tender to develop and deploy Structural Health Monitoring systems in Spain. They partnered with two other Spanish entities, ARDANUY INGENIERIA, S.A. and UNIVERSIDAD POLITÉCNICA DE MADRID, to form FAI4CIM, a temporary business association (designated as a UTE in Spain). FAI4CIM is one of four companies selected for the first phase of the tender. If Aingura IIoT, S.L.’s consortium advances to the successive phases, the total value of the tender will be 1.325 million euros.”

IIOT-OXYS, Inc. and Aingura IIoT, S.L. signed a collaborative agreement in March 2020 to leverage their complementary strengths in industry sectors and geographical reach. Mr. Ibeas stated, "Our winning this tender was a direct result of our successful collaboration with IIOT-OXYS, Inc. and our joint efforts on their U.S. New England DOT Bridge Monitoring project. This collaboration is strong today and will continue on future projects in both Structural Health Monitoring and Smart Manufacturing.” Mr. Emmons concluded, "Aingura IIoT, S.L.’s winning both this Spanish SHM tender and the ArcelorMittal contract (announced previously in July) demonstrates the value our successful PoCs, pilots, installations, and foundational case studies can bring to our future customers.

Rafael Ibeas, CEO of Aingura IIoT, stated "We are excited to be selected for the first phase of this tender. Twelve proposals were submitted, only six passed the technical cut, and the top four scores were selected for the first phase. Aingura IIoT, S.L.’s consortium had both the highest technical score (15% above its nearest competitor) and the highest overall score. In its technical assessment of Aingura IIoT, S.L.’s consortium’s proposal, the CDTI (The Spanish entity managing the tender) praised our proposal stating that it ‘addresses the functional requirements in an innovative way’ and exhibited ‘exhaustive compliance to the technical requirements.’ The SHM systems developed and deployed for this tender will employ an Edge Computing architecture to establish High Performance Computing (HPC) nodes within the infrastructure and use Machine Learning algorithms to perform analysis and enable Decision-Making support for infrastructure asset management.”

Mr. Emmons added, “The success of Aingura IIoT, S.L.’s consortium in winning the first phase of this tender, with the highest technical score, is proof that our collaboration is delivering the value our companies expected. Both our companies have stronger Structural Health Monitoring capabilities because of our partnership.” Rafael and I expect our marketing collateral, in conjunction with our prospecting efforts, and executing on these new contracts, will lead to additional new business in both Structural Health Monitoring and Smart Manufacturing for Pharma, Biotech, & Medical Device sectors in due time."

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

About Us

IIOT-OXYS, Inc. is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

CONTACT:

Clifford L. Emmons
CEO
IIOT-OXYS, Inc.
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.